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                                                                 EXHIBIT 10.11


                       SECOND AMENDMENT TO THE HPSC, INC.
                          EMPLOYEE STOCK OWNERSHIP PLAN

     This Second Amendment to the HPSC, Inc. Employee Stock Ownership Plan (the "Plan"), is adopted effective as of January 1, 1994, unless otherwise indicated, by HPSC, Inc. (the "Company"), in accordance with Article XVI of the Plan and the requirements of the Tax Reform Act of 1986 ("TRA '86") and Code Section 414(q)(6)(C), Code Section 401(a)(17), as appearing in the Model Amendment of IRS Revenue Procedure 94-13, Code Section 411(a)(11), as appearing in the Model Amendment of IRS Revenue Procedure 93-47, and Code Section 401(a)(31), as appearing in the Model Amendment of IRS Revenue Procedure 93-12. The Company hereby amends the Plan as follows:

     1. Section 2.6 of Article II is amended by adding the following paragraphs after paragraph one.

     The family aggregation rules of Code Section 414(q)(6)(C), as modified by Code Section 401(a)(17), and regulations thereunder shall apply to Compensation in the following manner. In the case of an Employee who is either a 5% owner or is both a highly compensated employee (within the meaning of Code Section 414(q)(6)) and one of the ten most highly compensated employees, the Employee, the Employee's spouse, and any lineal descendants of such Employee who have not attained age 19 before the close of the Year shall be treated as a single Employee (a "family unit") with one Compensation to which the annual compensation limit under the Plan applies. If Compensation for the family unit exceeds the annual compensation limit under Code Section 401(a)(17), then the Plan shall allocate the limit among the members of the family unit pro rata to their Compensation. However, if the Plan provides for permitted disparity under Code Section 401(1), this proration shall not be applied for purposes of determining the portion of each individual's Compensation ("Covered Compensation") that is below the integration level.

     In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual compensation of each employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000 as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months over which Compensation is determined (determination period) beginning in such calendar year.

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If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

     For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

     If Compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

     2. Section 10.5.04 of Article X is deleted in its entirety and replaced with the following:

     .04 PROCEDURES: NOTICE. As required by section l.411(a)-11(c) of the Income Tax Regulations, not less than 30 days and not more than 90 days before payment or commencement of a benefit, the Plan Administrator shall give notice to a Participant or Beneficiary concerning the alternative methods by which such benefits are to be paid.

          .001 After receiving such notice, and subject to Paragraph .002 below, a Participant or Beneficiary shall elect a form of benefit (if applicable) and a method of distribution on a form provided by the Plan Administrator.

          .002 If a distribution is one to which sections 4O1(a)(11) and 4l7 of the Internal Revenue Code do not apply, such distribution may commence less than 30 days after the notice required under section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

               .0001 the Plan Administrator clearly informs the Participant or Beneficiary that such individual has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and


               .0002 such Participant or Beneficiary, after receiving the notice, affirmatively elects a distribution.


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          Except as specifically amended hereby, the Plan is hereby reaffirmed in all respects.


          Signed as a sealed instrument effective as of the dates stated above.


                                             HPSC, INC.

Dated:                          ,1994        By: John Everets
      --------------------------                -------------------------------
                                                John Everets, Chairman


          By their signatures below, the initial Trustees of the HPSC, Inc. Employee Stock Ownership Plan hereby consent to the foregoing amendment and all of its terms.

John Everets
---------------------------------------
John Everets, as Trustee and not
 individually

Raymond Doherty
---------------------------------------
Raymond Doherty, as Trustee and not
 individually












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